FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400
Sylmar, California 91342

(Address of Principal Executive Offices)

(818) 833-5000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 24, 2016, James T. Handa, MD, Robert Bond Welch Professor of Ophthalmology at the Johns Hopkins University Wilmer Eye Institute, presented data of a five-year post-implant study of Argus® II Retinal Prosthesis System ("Argus II") at the 39th Annual Macula Society Meeting held in Miami Beach, Florida. The purpose of this study was to evaluate the safety, reliability, and benefit of the Argus II in restoring some visual function to subjects completely blind from Retinitis Pigmentosa (RP).

Dr. Handa presented long-term safety and performance results from an ongoing clinical trial (NCT00407602), funded by the company, assessing 30 individuals from 10 clinical centers blinded (i.e., with bare light perception or worse) from RP or similar disorders who were implanted with the Argus II. The data represents over 200 cumulative patient-years of clinical trial follow-up and demonstrates the ability for the retinal prosthesis to improve visual function over an extended duration.

A copy of the slide presentation delivered by Dr. Handa at the 39th Annual Macula Society Meeting, entitled "Safety and Performance Results of the Argus II Retinal Prosthesis System Five Years Post Implant" is attached to this Current Report as Exhibit 99.1. On February 23, 2016 the company issued a press release entitled "Second Sight to Announce Five-Year Data from Argus II Clinical Trial Program." A copy of that release is attached to this Current Report as Exhibit 99.2.

Item 9.01 Data Presentation And Exhibits

Exhibit No. Description

99.1 Safety and Performance Results of the Argus II® Retinal Prosthesis System Five Years Post-Implant

99.2 Press release entitled "Second Sight to Announce Five-Year Data from Argus II Clinical Trial Program"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer